Exhibit 3.2

CUSIP NO.

COMMON STOCK CERTIFICATE NO.	COMMON STOCK SHARES

AMALGAMATED SPECIALTY GROUP HOLDINGS, INC.

ORGANIZED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA

[SPECIMEN]

is the owner of:

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK,

PAR VALUE $0.01 PER SHARE, OF AMALGAMATED SPECIALTY GROUP HOLDINGS, INC.

a Pennsylvania stock corporation.

The shares represented by this certificate are transferable only on the stock transfer books of Amalgamated Specialty Group Holdings, Inc. (the “Company”) by the holder of record hereof, or by such holder’s duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions contained in the Company’s official corporate papers filed with the Department of State of the Commonwealth of Pennsylvania (copies of which are on file with the Transfer Agent), to all of the provisions the holder by acceptance hereof assents.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, AMALGAMATED SPECIALTY GROUP HOLDINGS, INC. has caused this certificate to be executed by the signatures of its duly authorized officers and has caused its corporate seal to be hereunto affixed.

Dated:

[SEAL]

Treasurer                                                                                                                            President and Chief Executive Officer

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	- - -	as tenants in common as tenants by the entireties as joint tenants with right of survivorship and not as tenants in common	UNIF GIFTS MIN ACT -	custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFICATION NUMBER OF ASSIGNEE

[                                     ]

Please print or typewrite name and address including postal zip code of assignee.

                                                                                                                shares of the common stock represented by this certificate and do hereby irrevocably constitute and appoint                                                                                                                                                                         , attorney, to transfer the said stock on the books of the within-named corporation with full power of substitution in the premises.

DATED	NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15